Exhibit 99.B(h)(5)(c)

SCHEDULE A

TO THE EXPENSE LIMITATION AGREEMENT DATED August 1, 2013

BETWEEN

THE VICTORY PORTFOLIOS AND VICTORY CAPITAL MANAGEMENT INC.

OPERATING EXPENSE LIMITS AS OF

February 19, 2014

Fund/Class	Maximum Operating Expense Limit	Date of Termination	Effective Date of Waiver
Diversified Stock — Class R6	0.78%	Feb. 28, 2017	Mar. 1, 2014
Diversified Stock — Class Y	0.86%	Feb. 28, 2017	Feb. 29, 2012
Dividend Growth Fund — Class A	1.25%	Feb. 28, 2018	Oct. 24, 2012
Dividend Growth Fund — Class C	2.00%	Feb. 28, 2018	Oct. 24, 2012
Dividend Growth Fund — Class I	0.95%	Feb. 28, 2018	Oct. 24, 2012
Dividend Growth Fund — Class R	1.50%	Feb. 28, 2018	Oct. 24, 2012
Dividend Growth Fund — Class Y	1.00%	Feb. 28, 2018	Oct. 24, 2012
Established Value — Class R6	0.63%	Feb. 28, 2017	Mar. 1, 2014
Established Value - Class Y	0.83%	Feb. 28, 2017	Feb. 29, 2012
Emerging Markets Small Cap - Class A	1.80%	Mar. 31, 2017	Apr. 1, 2014
Emerging Markets Small Cap - Class C	2.55%	Mar. 31, 2017	Apr. 1, 2014
Emerging Markets Small Cap - Class I	1.50%	Mar. 31, 2017	Apr. 1, 2014
Emerging Markets Small Cap - Class Y	1.55%	Mar. 31, 2017	Apr. 1, 2014
Fund for Income - Class Y	0.71%	Feb. 28, 2017	Feb. 29, 2012
Global Equity - Class A	1.40%	Feb. 28, 2020	Mar. 1, 2010
Global Equity - Class C	2.15%	Feb. 28, 2020	Mar. 1, 2010
Global Equity - Class I	1.15%	Feb. 28, 2020	Mar. 1, 2010
Global Equity - Class R	1.67%	Feb. 28, 2018	Mar. 1, 2013
International — Class A	1.40%	Aug. 31, 2017	Aug. 1, 2013
International — Class C	2.15%	Aug. 31, 2017	Aug. 1, 2013
International — Class I	1.15%	Aug. 31, 2017	Aug. 1, 2013
International — Class R6	1.05%	Feb. 28, 2017	Mar. 1, 2014
International — Class R	1.70%	Feb. 28, 2018	Mar. 1, 2013
International - Class Y	1.15%	Feb. 28, 2017	Feb. 29, 2012
International Select — Class A	1.40%	Aug. 31, 2017	Aug. 1, 2013
International Select — Class C	2.15%	Aug. 31, 2017	Aug. 1, 2013
International Select — Class I	1.15%	Aug. 31, 2017	Aug. 1, 2013
International Select — Class R	1.69%	Feb. 28, 2018	March 1, 2013
International Select — Class Y	1.15%	Feb. 28, 2017	Feb. 29, 2012
Investment Grade Convertible —	1.00%	Feb. 28, 2015	Mar. 1, 2013

A-1

Fund/Class	Maximum Operating Expense Limit	Date of Termination	Effective Date of Waiver
Class I
Large Cap Growth — Class C	2.10%	Feb. 28, 2015	Mar. 1, 2013
Large Cap Growth — Class I	0.95%	Feb. 28, 2015	Mar. 1, 2013
Large Cap Growth — Class R	1.65%	Feb. 28, 2015	Mar. 1, 2013
Large Cap Growth - Class Y	1.02%	Feb. 28, 2017	Feb. 29, 2012
National Municipal Bond - Class A	0.99%	Feb. 28, 2015	Mar. 1, 2013
National Municipal Bond - Class Y	0.72%	Feb. 28, 2017	Feb. 29, 2012
Select Fund — Class A	1.15%	Feb. 28, 2019	Jan. 1, 2014
Select Fund — Class I	0.90%	Feb. 28, 2019	Jan. 1, 2014
Small Company Opportunity - Class Y	1.15%	Feb. 28, 2017	Feb. 29, 2012
Special Value — Class C	2.20%	Feb. 28, 2015	Mar. 1, 2010
Special Value - Class Y	1.03%	Feb. 28, 2017	Feb. 29, 2012

A-2